Exhibit 99.4

Part I

Item 1. Business.

Note: The information contained in this Item has been updated to reflect a change to operating segments discussed in the notes to the financial statements. This Item has not been updated to reflect any other changes since the filing of the 2014 Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”). For significant developments since the filing of the 2014 Annual Report, please refer to our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015.

Overview

GCA is dedicated to providing integrated gaming payments solutions, video and mechanical reel gaming content and technology solutions, as well as compliance and efficiency software. The Company’s Payments business provides: (a) access to cash at gaming facilities via Automated Teller Machine (“ATM”) cash withdrawals, credit card cash access transactions, point-of-sale (“POS”) debit card transactions, and check verification and warranty services; (b) fully integrated gaming industry kiosks that provide cash access and related services; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and, (e) online payment processing solutions for gaming operators in States that offer intra-state, Internet-based gaming and lottery activities. The Company’s Games business, under the Multimedia Games brand, provides: (a) comprehensive content, electronic gaming units and systems for Native American and commercial casinos, including the award-winning TournEvent® slot tournament solution; and, (b) the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York.

Holdings was formed as a Delaware limited liability company on February 4, 2004 and was converted to a Delaware corporation on May 14, 2004. Our principal executive offices are located at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113. Our telephone number is (800) 833-7110. Our website address is www.gcainc.com. The information on our website is not part of this Annual Report on Form 10-K or our other filings with the SEC.

Recent Developments

On December 19, 2014, Holdings completed its acquisition of Multimedia Games. Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 8, 2014 (the “Merger Agreement”), by and among Holdings, Movie Merger Sub, Inc., a wholly owned subsidiary of Holdings (“Merger Sub”), and Multimedia Games, Merger Sub merged with and into Multimedia Games, with Multimedia Games continuing as the surviving corporation (the “Merger”). In the Merger, Multimedia Games became a wholly owned subsidiary of Holdings. Also, as a result of the Merger, each outstanding share of common stock, par value $0.01 per share, of Multimedia Games, other than shares held by Holdings, Multimedia Games, Merger Sub or their respective subsidiaries, was cancelled and converted into the right to receive $36.50 in cash, without interest (“Merger Consideration”). In addition, as of the effective time of the Merger:

•                  each outstanding option to purchase Multimedia Games common stock granted prior to September 8, 2014, whether vested or unvested, was canceled in exchange for the right to receive a cash payment equal to the number of shares of Multimedia Games common stock subject to such option multiplied by the excess of the Merger Consideration over the exercise price of such option;

•                  each outstanding equity-based award of Multimedia Games that was subject to performance-based conditions, whether vested or unvested, was canceled in exchange for the right to receive a cash payment equal to the number of shares of Multimedia Games common stock subject to such performance share award (assuming achievement of the applicable performance-based conditions at the maximum level) multiplied by the Merger Consideration;

•                  each outstanding Multimedia Games restricted stock unit award (“RSU”) granted on or prior to September 8, 2014, whether vested or unvested, was canceled in exchange for the right to receive the Merger Consideration multiplied by the number of Multimedia Games shares subject to such RSU; and

•                  each option to purchase shares of Multimedia Games common stock granted after September 8, 2014, was converted into a new award covering shares of Holdings common stock using a customary exchange ratio of the Merger Consideration to Holdings’ stock price on the closing date of the Merger.

The cash amounts described above (collectively, the “Total Merger Consideration”) totaled approximately $1.1 billion. To fund the Merger, we entered into a credit facility consisting of a $500.0 million, six-year senior secured term loan facility (the “Term Loan”) and a $50.0 million, five-year senior secured revolving credit facility (“Revolving Credit Facility”, and together with the Term Loan, the “Credit Facility”) and issued $350.0 million aggregate principal amount of 7.75% Senior Secured Notes due 2021 (the “Secured Notes”), and $350.0 million aggregate principal amount of 10.00% Senior Unsecured Notes due 2022 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). The Revolving Credit Facility remained undrawn at the closing of the Merger.

Multimedia Games designs, manufactures and supplies gaming machines and systems to commercial and Native American casino operators as well as select lottery operators and commercial bingo facility operators. Multimedia Games’ revenue is generated from the operation of gaming machines in revenue sharing or lease arrangements and from the sale of gaming machines and systems that feature proprietary game themes.

Multimedia Games operates in the Class II and Class III slot markets. The Class II market, which consists of bingo, both in traditional and electronic form, is regulated by tribal governments with the oversight of the National Indian Gaming Commission (“NIGC”). Class II games are not subject to gaming taxes. The Class III market consists of casino style games, including traditional slot machines located in both commercial and tribal casinos. Class III gaming on Native American tribal lands is subject to the negotiation of a compact between the tribe and the state in which the tribe plans to operate, or operates a gaming facility. These tribal state compacts typically include provisions entitling the state to receive a portion of the tribe’s gaming revenue.

Throughout Part I of this Annual Report on Form 10-K, except as otherwise specified, we have described our business as currently operated, giving effect to the Merger.

Our Business Segments

Our operating segments were previously organized and managed under five business segments: (a) Cash Advance, (b) ATM, (c) Check Services, (d) Games, and (e) Other. During the first quarter of 2015, we changed our organizational structure as part of our transformation to a Games and Payments company providing solutions to the gaming industry. Beginning in the first quarter of 2015, we are reporting our financial performance based on our new segments. We have presented prior period amounts to conform to the way we now internally manage and monitor segment performance beginning in 2015. This change had no impact on our consolidated financial statements.

We now organize and manage our operations across the following two business segments: (a) Games, and (b) Payments. Each of these segments is monitored by our management for performance against its internal forecast and is consistent with our internal management reporting

A summary of our segment financial information is contained in “Note 20. Segment Information” of our notes to consolidated financial statements included elsewhere in this Annual Report on Form 10-K. Prior to the Merger, Multimedia Games operated in a single segment.

Our Products and Services

Games Products and Services

Our Games products and services include commercial products, Class III products, Native American Class II products, and other bingo products, lottery systems, and back office systems. In our Games business, we generally retain ownership of the leased gaming equipment installed at customer facilities and receive recurring revenue based on a percentage of the net win per day generated by the leased gaming equipment or a fixed daily fee based on the number of player terminals installed at the facility. We also make direct sales of player terminals, licenses, back office systems and other related equipment to customers, with the majority of these sales contracts are for some combination of gaming equipment, player terminals, content, system software, license fees, ancillary equipment and maintenance.

Multimedia Games’ significant gaming operations growth in recent years has been driven by licensing in new jurisdictions, increased investment in research and development, and introduction of premium game products (which typically include high definition (“HD”) dual-screens, liquid crystal display (“LCD”) panels and red green blue (“RGB”) top box lighting). From its historical focus on placement of standard games into the Oklahoma and Washington tribal markets, Multimedia Games has diversified its installed base in recent years with entry into new commercial and tribal markets as well as development and placement of premium products. Multimedia Games has grown premium game installations with approximately 1,540 units installed (representing more than 11% of our installed base) since entering the category two years ago. Development of high-earning premium games has supported Multimedia Games’ ability to enter new markets, expand its footprint and provide broad and fresh content across its installed base. Multimedia Games launched three new premium cabinets in 2014, which we believe will continue to support growth in win per unit and the installed base of recurring revenue generating machines.

Multimedia Games provides the New York Lottery with an accounting and central determinant system for the VLTs in operation at licensed State of New York racetracks. As of December 31, 2014, this central determinant system connected to approximately 18,000 VLTs and electronic table games (“ETGs”) provided by third-party providers and has the ability to interface with, provide outcomes to, and manage the VLTs as well as interface with and manage the 1,300 ETGs. Pursuant to its agreement with the New York Lottery, Multimedia Games receives a portion of the network-wide net win (generally, cash-in less prizes paid) per day in exchange for provision and maintenance of the central determinant system. In February 2009, the New York Lottery awarded Multimedia Games a contract extension through December 2017 and provides Multimedia Games an opportunity to expand its network as the New York Lottery licenses additional race track gaming facilities in the state. Multimedia Games also provides central determinant system technology to Native American tribes in the State of Washington for which it receives a portion of the revenue generated from the VLTs connected to the system.

Our Games products include:

Classic Mechanical Reel Games.  Our full range of classic mechanical reel games provide players with a traditional high denomination slot gaming experience. These games leverage our enduring brands, such as Black Diamond, Crystal Jackpots, Smokin’ 777 and Jackpot Fire, among others, and feature a unique take on traditional slot games with eye-catching features. The new Skyline mechanical reel series was released with a vintage-inspired bezel showcasing RGB lighting and a 24-inch LCD display, with the initial release of titles Ultra Mega Meltdown and Canary Diamonds.

Video Reel Games.  We offer a growing range of video reel games that provide a uniquely entertaining slot gaming experience. These games leverage the Player HD cabinet to deliver eye-catching graphics and full, rich sound. High denomination, high multi-line themes have been introduced to the market, such as Warrior Legacy and Starry Night-HD, along with a batch of gameplay features, such as the Windfall Reels on Buckaroo, the Story Stacks on Aeronauts; and the Wild Pairs feature on Antony and Cleopatra and Bonnie and Clyde.

High Rise Games.  Our current premium participation slot game series features one of the industry’s largest top boxes, a vertically oriented 37-inch LCD screen that eliminates overhead signage, creates new possibilities for gaming action and offers LED lights around the perimeter of the top box screen as well as unique bonus features. Four themes are being unveiled on the High Rise Games series, including Queen of Diamonds, Pirates Skull & Bones, The Money Man Big Cash Spin, and Smokin’ Hot Diamonds. Queen of Diamonds is a 9-Reel, 32-Line theme featuring our new Jackpot Jump. Once any jackpot trigger is hit, players pick from one of four cards to find a diamond-suited Jackpot Jump card or a Queen of Diamonds card, which will “jump” the progressive prize by one or two tiers, respectively.

Platinum MPX and The Texan HDX.  The award-winning Platinum MPX represents a premium participation cabinet and game series that offers a 40-inch monitor, full 1080p HD graphics capabilities, a fully-customizable touchscreen button panel, game-controlled runway lighting and six custom speakers, including two speakers in the fully integrated interactive sound chair with Earthquake Shakers technology. The Platinum MPX debuted with two games in 2014, the award-winning Thundering Herd and Invasion 2: The Return, with new themes Cabinet of Curiosities, Dracula, Haunted House-After Dark, and The Valkyries scheduled to be released in 2015. The Texan HDX is an 8-foot tall cabinet with twin 42-inch video screens, featuring a two-person bench seat. The oversized cabinet will showcase any of our standard video themes from Multimedia Games’ game library.

TournEvent.  Our award-winning slot tournament system is a proven solution that allows operators to switch from in-revenue gaming to out-of-revenue tournaments with the simple click of a mouse. In 2014, the award-winning slot tournament system debuted a wireless tablet option, the latest out-of-revenue game and new signage. With the wireless tablet option, casino operators will be able to sign up players for tournaments remotely, allowing for a more efficient tournament registration and an overall better tournament experience for the casinos and players alike. The out-of-revenue game, Cash Boom Bang with 4 Reel Frenzy, will take slot tournaments to the next level, as tournament screens will explode into four sets of reels once a bomb appears. Jump to First and Pop-n-Win may occur during this time as well. TournEvent will also now come with a new sign option, consisting of a rotating 55-inch monitor, lighted accent dividers, and the ability to be featured on new bank configurations.

Payments Products and Services

Our Payments products and services include solutions that we provide directly to gaming establishments to offer their patrons cash access related services and products including: access to cash at gaming facilities via ATM cash withdrawals, credit card cash access transactions and point of sale debit card transactions; check-related services; fully integrated kiosks and maintenance services; compliance, audit and data software; casino credit data and reporting services and other ancillary offerings.

The following is a description of the markets we address with our principal Payments products and services:

•                  ATM Cash Withdrawals.  ATM cash withdrawal transactions represent the largest category of electronic payment transactions that we process, as measured by dollar and transaction volume. In an ATM cash withdrawal, a patron directly accesses funds from a device enabled with our ATM service by either using an ATM or debit card to withdraw funds from the patron’s demand deposit account or using a credit card to access the patron’s line of credit. In either event, the patron must use the Personal Identification Number (“PIN”) associated with such card. Our processor then routes the transaction request through an electronic funds transfer (“EFT”) network to the patron’s bank or issuer. Depending upon a number of factors, including the patron’s account balance or credit limit and daily withdrawal limit, the bank or issuer will either authorize or decline the transaction. If the transaction is authorized, then the ATM-enabled device dispenses the cash to the patron. For a transaction using an ATM or debit card, the patron’s bank account is debited by the amount of cash disbursed plus a service fee that we assess the patron for the use of the ATM service. For a transaction using a credit card with a PIN, the patron’s credit card account is charged by the amount of the cash disbursed plus a service fee that we assess the patron for the use of the ATM service. In both cases, the service fee is currently a fixed dollar amount and not a percentage of the transaction size. We also receive a fee, which we refer to as a reverse interchange fee, from the patron’s card-issuing bank for accommodating the bank’s customer. In most circumstances, we pay a percentage of the service fee that we receive from the patron and, in some circumstances, a portion of the reverse interchange fees we receive, as a commission to our gaming establishment customers for the right to operate on their premises.

•                  Credit Card Cash Access Transactions and Point of Sale Debit card Transactions.  Patrons can perform credit card cash access transactions and POS debit card transactions using many of our enabled devices. A patron’s credit card cash access limit is usually a sub-limit of the total credit line and is set by the card-issuing bank. These limits vary significantly and can be larger or smaller than the POS debit limit. A credit card cash access transaction obligates the patron to repay the issuing bank over time on terms that are preset by the cardholder agreement. A patron’s POS debit card allows the patron to make cash withdrawals at the point of sale in an amount equal to the lesser of the amount of funds in the account or a daily limit that is generally five to ten times as large as the patron’s daily ATM limit.

When a patron requests a credit card cash access or POS debit card transaction, our processor routes the transaction request through one of the card associations or EFT networks to the issuing bank. Depending upon several factors, such as the available credit or bank account balance, the transaction is either authorized or declined by the issuing bank. If authorized, the patron’s bank account is debited or the patron’s credit card balance is increased, in both cases, by an amount equal to the funds requested plus our service fee. The service fee is a fixed dollar amount, a percentage of the transaction size or a combination of a fixed dollar amount and percentage of the transaction size. If the transaction is authorized, the device informs the patron that the transaction has been approved. The device then further instructs the patron to proceed to the gaming establishment’s cashier, or Company-operated booth, to complete the transaction because credit card cash access and POS debit card transactions must, in most circumstances, be completed in face-to-face environments and a unique signature must be received in order to comply with rules of the card associations. Once at the cashier booth, the patron acknowledges acceptance of the fee. We reimburse the gaming establishment for the amount of cash that it provided to the patron by either issuing a negotiable instrument to the gaming establishment or paying the gaming establishment via wire transfer or other similar form of electronic payment. In addition, we generally pay the gaming establishment a portion of the service fee as a commission for the right to operate on its premises, although this payment as a percentage of the fee is generally smaller for credit card cash access and POS debit card transactions than for ATM withdrawals. In addition, we are obligated to pay interchange fees to the issuing bank and processing costs related to the electronic payment transaction to card associations.

•                  Check-Related Services.  Patrons may be able to cash checks at gaming establishments. When a patron presents a check to the cashier, the gaming establishment can accept or deny the transaction based on its own customer information and at its own risk, obtain third-party verification information about the check writer, the bank account number and other information relating to the check to manage its risk, or obtain a warranty on payment of the check, which entitles the gaming establishment to reimbursement of the full face amount of the check if it is dishonored.

If a gaming establishment chooses to have a check warranted, it sends a request to a check warranty service provider, asking whether it would be willing to accept the risk of cashing the check. If the check warranty provider accepts the risk and warrants the check, the gaming establishment negotiates the patron’s check by providing cash for the face amount of the check. If the check is dishonored by the patron’s bank upon presentment, the gaming establishment invokes the warranty, and the check warranty service provider purchases the check from the gaming establishment for the full check amount and then pursues collection activities on its own.

For those gaming establishments that seek to manage their own risk, we provide a subscription check verification service via a database operated by our subsidiary, Central Credit, which is used by gaming establishments to make credit issuing decisions. Central Credit maintains information on the check cashing and credit history of many gaming establishment patrons. For those gaming establishments that prefer to obtain a warranty, we currently provide check warranty services through a third-party check warranty service provider. We pay this third-party provider to assist with the warranty decision, check processing, billing and collection activities. On our behalf, this third-party provider charges our gaming establishment customers a fee for the check warranty services, which is typically a percentage of the face amount of the check being warranted. In such circumstances, we receive all of the check warranty revenue. We are exposed to risk for the losses associated with any warranted items that cannot be collected from patrons issuing the items. Warranty expenses are defined as any amounts paid by the third-party provider to gaming establishments to purchase dishonored checks that will not be collectible from patrons and any expenses related to the collection on these amounts. We also pay certain fees and operating expenses to our third-party provider related to the provision of these services.

Our principal Payments products and services consist of the following:

Casino Cash Plus 3-in-1 ATMs are unmanned, cash-dispensing machines that enable ATM cash withdrawals, POS debit card transactions and credit card cash access transactions directly or using our patented 3-in-1 Rollover functionality. Most financial institutions that issue debit cards impose daily ATM withdrawal limits, and, in many instances, aggregate and count Friday, Saturday and Sunday as a single day in calculating such limits. If a patron has reached his or her daily ATM limit, our patented 3-in-1 Rollover functionality automatically enables the patron to obtain funds via a POS debit card transaction or a credit card cash access transaction instead.

Check verification and warranty services allow gaming establishments to manage and reduce risk on patron checks that they cash. A gaming establishment can query our Central Credit database to review the check cashing history of a gaming establishment patron before deciding whether to cash the patron’s check. If the gaming establishment desires additional protection against loss, it can seek a warranty on payment of the check. We have an exclusive relationship with a third-party check warranty service provider to market check warranty services to gaming establishments.

Fully Integrated Kiosks are multi-function terminals that combine our cash access 3-in-1 Rollover functionality with slot machine ticket redemption and bill breaking service capabilities. The availability of our cash access services on these slot ticket redemption devices provides us with additional points of contact with gaming patrons at locations that are closer to the slot machines than traditional cash access devices that are typically located on the periphery of the gaming area within the gaming establishment and also provides gaming patrons with more opportunities to access their cash with less cashier involvement, thereby creating labor cost savings for gaming establishments.

Jackpot kiosks are multi-function employee kiosks that allow casino personnel to immediately process and dispense taxable jackpots in the form of cash, tickets or a combination of both. Jackpots that exceed established local or federal dollar limits are taxable and require a casino employee to complete the transaction in order to issue the patron a W-2G or 1042-S. The jackpot kiosk, which may also offer our other cash access services, automates and streamlines this process.

Central Credit is our gaming patron credit bureau service which, on a subscription basis, allows gaming establishments to improve their credit-granting decisions by obtaining access to a database containing credit information and transaction data on millions of gaming patrons. Our gaming credit reports are comprised of information recorded from patron credit histories at hundreds of gaming establishments. We provide such information to gaming establishments that subscribe to the service. These establishments then use that data, among other things, to determine how much credit, if any, they will grant to a gaming patron. We typically charge our customers for access to gaming patron credit reports on a monthly basis and our fees are generally comprised of a fixed minimum fee plus per-transaction charges for certain requests

Compliance Solutions is our suite of compliance software solutions for gaming operators. Our compliance solutions help our gaming establishment customers comply with financial services and gaming regulations. These solutions include software to assist in compliance with anti-money laundering regulations, such as filing currency transaction reports (“CTRs”) and suspicious activity reports (“SARs”). Additionally, these compliance solutions also assist casinos in filing required tax forms in connection with the payout of jackpot winnings to patrons and assist casinos with auditing cash on the floor and in casino cages.

We also offer:

•                  stand alone, non ATM terminals that perform authorizations for credit card cash access and POS debit card transactions;

•                  database services that allow gaming establishments access to information from our proprietary patron transaction database for purposes of player acquisition, direct marketing, market share analysis and a variety of other patron promotional uses. Our proprietary patron transaction database includes information that is captured from transactions we process. Patrons may “opt out” of having their names included in marketing mailing lists; and

•                  an online payment processing solution for gaming operators in states that offer intra-state, Internet-based gaming and lottery activities.

Manufacturing

We utilize contract manufacturers to produce the cabinets that make up our electronic gaming machines (“EGMs”) and our kiosk products, as well as other sub-assemblies. We have assembly facilities in Austin, Texas and Las Vegas, Nevada, where we assemble the EGMs and our kiosk products, which include the cabinets, computer assemblies, LCD screens, printers, bill validators and acceptors and other wiring and harnesses. We believe that our sources of supply of component parts and raw materials for our products are generally adequate and we have few sole-sourced parts.

Research and Development

We conduct research and development activities primarily to develop gaming systems, gaming engines, casino data management systems, casino central monitoring systems, video lottery outcome determination systems, gaming platforms and gaming content, as well as to add enhancements to our existing product lines. We believe our ability to deliver differentiated, appealing products and services to the marketplace is based on our research and development investments, and we expect to continue to make such investments in the future. Research and development costs consist primarily of salaries and benefits, consulting fees and an allocation of corporate facilities costs related to these activities. Once the technological feasibility of a project has been established, it is transferred from research to development and capitalization of development costs begins until the product is available for general release.

Customers

As of December 31, 2014, we served over 1,000 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. In certain limited circumstances, we provide our products and services to non-gaming establishments, such as gas stations and other retail businesses associated with gaming establishment customers, but the revenue generated from these operations is not material to our operations and we do not actively market or target non-gaming establishment customers.

Sales and Marketing

We sell and market our products and services to gaming establishments primarily through the use of a direct sales force, which targets gaming establishments in the United States and in international markets. With respect to our gaming products, we participate in the Class III and Class II gaming machine markets, as well as the central determinant system market in North America, through participation, or revenue share, and fixed fee arrangements and the sale of proprietary EGMs and systems. For the years ended December 31, 2014, 2013 and 2012 our revenues from our operations outside the United States were 2.7%, 2.4% and 1.7% of our total revenue, respectively. All of our long-lived assets outside of the United States were immaterial for each of fiscal 2014, 2013, and 2012.

Our sales and marketing efforts are directed by a team of sales executives, each of whom has business development responsibility for gaming establishments in specified geographic regions. These sales executives direct their efforts at all levels of gaming establishment personnel, including senior executives, finance professionals, marketing staff, slot directors and cashiers, and seek to educate them on the benefits of our products and services. In some cases our sales executives are supported by field account managers, who provide on-site customer service to most of our customers; while in other cases our sales executives directly maintain the customer relationships. These sales executives and field account managers generally reside in the vicinity of the specific gaming establishments that they support to ensure that they respond to the customer service needs of those gaming establishments. We also have joint sales efforts with a number of strategic partners, including independent sales organizations, which allow us to market our products and services to gaming establishments through channels other than our direct sales force.

Competition

In our Payments business, we compete with other providers of cash access services to the gaming industry, as well as with financial institutions and other regional and local banks that operate ATMs on the premises of gaming establishments. Some of these other providers and financial institutions have established cooperative relationships with each other to expand their service offerings. Although almost all gaming establishments outsource their cash access service to third-party providers because providing these services is not a core competency of gaming establishment operators, and because gaming establishment operators are unable to achieve the same scale that can be obtained by third-party providers that deploy cash access services across multiple gaming establishments, we on occasion do face competition from gaming establishments that may choose to operate their own in-house cash access systems. In recent years, we have also faced increased competition from independent sales organizations, which provide basic services and aggressive pricing, from gaming equipment manufacturers and system providers that manufacture kiosks that directly, or through affiliates with third parties, offer ATM and other cash access products and services, and from traditional transaction processors that have entered the gaming patron cash access services markets. This increased competition amongst these various providers of cash access services has resulted in pricing pressure and margin erosion with respect to our core cash access products and services.

In our Games business, we compete across different gaming markets with a variety of gaming equipment suppliers. Competition is generally based upon the: (a) amount of revenue our products generate for our customers relative to the amount of revenue generated by our competitors’ products, (b) prices and/or fees we and our competitors charge for products and services offered, and (c) appeal of our and our competitors’ products to gaming patrons, which has a direct effect on the volume of play generated by a product and, accordingly, the revenues generated for our customers. To drive customer demand and improve product attractiveness to end users, we are continually working to develop new game themes, gaming engines, hardware platforms and systems that appeal to gaming patrons, all while working to release these new products to the marketplace in a timely manner.

Proprietary Rights

We believe the ability to introduce and respond to technological innovation in the gaming industry will be an increasingly important qualification for the future success of any provider of cash access and gaming-related products and services. Our continued competitiveness will depend on: (a) the pace of our new product development, (b) our patent, copyright, trademark and trade secret protection, and (c) our relationships with customers. Our business development personnel work with gaming establishments, our technology and other strategic partners, and the suppliers of the financial services upon which our cash access services rely, to design and develop innovative products and services that appeal to gaming patrons.

We rely on a combination of patents, trademarks, copyrights, trade secrets and contractual restrictions to protect our intellectual property. In our cash access business, we have several issued patents and have applied for patent protection with respect to various products and services and proprietary processes that are incorporated in our products and services, while in our gaming business, we have over 220 patents issued related to games and systems, most of which are unexpired, and have more than 70 patent applications pending in the United States and in many foreign countries, including over 150 patents issued and over 60 patents pending in the United States. The expiration dates of these patents vary and are based on their filing and issuances dates. We intend to continue to actively file for patent protection, when such filings are commercially reasonable, within and outside the United States. We also seek trademark protection for our names and products and have registered hundreds of trademarks in the United States and various foreign countries. Under permission or license agreements with third parties, we also sell gaming products covered by independently filed copyrights, trademarks and/or patents. Typically, these contracts require us to pay royalties to the licensing party. Royalty expenses are included in cost of gaming and systems in our consolidated financial statements included elsewhere in this Annual Report on Form 10-K. Finally, we rely on trade secrets, un-patented know-how and innovation.

Employees

As of December 31, 2014, we had approximately 900 employees. We believe that our relations with our employees are good. We have never had a work stoppage and none of our employees are subject to a collective bargaining agreement.

Available Information

Our website address is www.gcainc.com. We make available free of charge on our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. In addition, our earnings conference calls are web cast live via our website. In addition to visiting our website, you may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street NE, Washington, D.C. 20549 or at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room.

REGULATION

Gaming Regulation

The gaming industry is subject to extensive laws, regulations and ordinances. Various aspects of our business are subject to comprehensive laws, regulations and ordinances applicable to the ownership, management and operation of gambling establishments as well as certain financial services conducted at such establishments. Such laws, regulations and ordinances generally affect the financial, operational and character and fitness suitability of our affiliated or subsidiary organizations as well as the officers, directors, key personnel and, in certain instances, our holders of debt or equity securities in each of those organizations. In general, the licensure, qualification and approval requirements and the regulations imposed on non-gaming suppliers and vendors are less stringent than for gaming operators, gaming-related manufacturers and suppliers, although some jurisdictions do not distinguish between the two and other jurisdictions classify all of our products and services as gaming-related, in which case we are then subject to the more stringent licensing and regulatory framework. The stated policies and other purposes behind such laws, regulations and ordinances are generally to: (a) ensure the public’s trust and confidence in legalized gambling through a system of mandated regulation, internal controls and operating procedures, and (b) promote economic activity for the state, county and local governments through revenue opportunities emanating from taxes, licensing fees and other economic benefits arising out of gambling and related activities. Depending on the nature of any noncompliance, our failure to comply with such laws, regulations and ordinances may result in the suspension or revocation of any license, registration or permission, a partial or complete cessation of our business, seizure of our assets, as well as the imposition of civil fines and criminal penalties. A description of the material regulations to which we are subject is set forth below.

Federal Regulation.  At the federal level, we are subject to two key pieces of legislation. Our Native American customers are regulated by the NIGC, which was established by the Indian Gaming Regulatory Act of 1988 (the “IGRA”). The NIGC has regulatory authority over certain aspects of Native American gaming and defines the boundaries of our dealings with the Native American marketplace and the level of regulatory authority to which these games are subject. IGRA establishes three classes of gaming, each with a different regulatory framework:

Class	Type of Games	Regulatory Oversight
I	Social gaming for minimal prizes and traditional Indian gaming.	Exclusive regulation and oversight by tribal governments.
II	Bingo (both in traditional and electronic form).	Regulation by tribal governments with NIGC oversight.
III	Casino style games (including slot machines, blackjack, craps and roulette).

Must be permitted by the state in which the tribe is located. The state and the tribe must have negotiated a compact approved by NIGC, and the tribe must have adopted a gaming ordinance approved by the NIGC.

We sell our gaming devices and systems in both Class II and Class III markets.

The Johnson Act, as amended by the Federal Gambling Devices Act of 1962 (the “Johnson Act”), requires that we register annually with the Criminal Division of the United States Department of Justice and requires a wide variety of record keeping and equipment identification efforts on our part. Registration is required in order for us to sell, distribute, manufacture, transport and/or receive gaming equipment, machines or components across state lines. If we fail to comply with the requirements set forth under the Johnson Act, we could become subject to a variety of penalties, including, but not limited to, the seizure and forfeiture of equipment.

State and Tribal Gaming Commissions.  We are regulated by gaming commissions or similar authorities at the state or tribal level as either a manufacturer of gaming devices in those jurisdictions where we manufacture gaming devices and systems, a supplier of “associated equipment” in those jurisdictions where we sell and service fully integrated kiosks and jackpot kiosks, and/or as a non-gaming supplier or vendor in those jurisdictions where we provide cash access and Central Credit services only.

The process of obtaining necessary permits, licenses or approvals often involves substantial disclosure of confidential or proprietary information about us and our officers, directors, key personnel and, in certain instances, beneficial owners of our debt or equity securities, and requires a determination by the regulators as to our suitability as a manufacturer, supplier or vendor to gaming establishments. Such suitability examinations may also generally include the following:

•                  requiring the licensure or finding of suitability of any of our officers, directors, key employees or beneficial owners of our debt or equity securities as well as our key third-party vendors, suppliers, customers and other companies with whom we conduct business;

•                  the termination or disassociation with such officer, director, key employee or beneficial owner of our securities that fails to file an application or to obtain a license or finding of suitability;

•                  the submission of detailed financial and operating reports;

•                  the submission of reports of material loans, leases and financing; and

•                  the regulatory approval of certain material transactions, such as the acquisition of other licensed gaming companies, the transfer or pledge of our stock or other equity interests or restrictions on transfer of such interests, or similar financing transactions.

These regulatory obligations are imposed upon gaming-related manufacturers, suppliers or vendors on an ongoing basis, and there are no guaranties we will be successful in obtaining and maintaining all necessary licenses, permits and approvals and to continue to hold other necessary gaming licenses, permits and approvals to conduct our businesses as currently being conducted by us. The expansion of our businesses, the introduction of new games, systems, products or services, or changes to applicable rules and regulations may result in additional regulatory or licensing requirements being imposed upon us. We also may be required to submit software and other key technology components of our gaming devices and systems, as well as our fully integrated kiosks and jackpot kiosks to government or third-party gaming laboratories for testing and certification prior to deploying such games, systems and devices in a particular gaming jurisdiction.

Gaming regulatory authorities have broad discretion and may require any beneficial holder of our securities, regardless of the number of shares of common stock or amount of debt securities owned, to file an application, make personal or confidential disclosures, be investigated and be subject to a determination of suitability. Many jurisdictions require any person who acquires beneficial ownership of more than a certain percentage of voting securities of a gaming company and, in some jurisdictions, non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only. If a beneficial holder of our securities is a corporation, partnership or trust, such entity must submit detailed business and financial information, which may include information regarding its officers, directors, partners, key personnel and beneficial owners. Further disclosure by those officers, directors, partners, key personnel and beneficial owners may also be required. Under some circumstances and in some jurisdictions, an institutional investor, as defined in the applicable gaming regulations, that acquires a specified amount of our securities may apply to the regulatory authority for a waiver of these licensure, qualification, or finding of suitability requirements, provided the institutional investor holds the voting securities for investment purposes only, meets certain thresholds relating to the number of securities held and certifies as to its intentions not to materially interfere with the operations of the licensed entity. An institutional investor will not be deemed to hold voting securities for investment purposes unless the securities were acquired and are held in the ordinary course of its business.

Tribal-State Compacts and Tribal Regulation.  Native American gaming is subject to the review of the NIGC and other applicable laws. Native American tribes must adopt and submit for NIGC approval the ordinances that regulate their gaming activities. Pursuant to the requirements of IGRA, our tribal customers require the tribe to have the sole proprietary interest in their gaming activities. Because federally recognized Native American tribes are independent governments with sovereign rights, Native American tribes can enact their own laws and regulate gaming operations and contracts, and, with some exceptions, generally enjoy sovereign immunity from lawsuits similar to that of the individual states and the United States.

Class III gaming on Native American tribal lands is subject to the negotiation of a compact between the tribe and the state in which they plan to operate a gaming facility. These tribal-state compacts typically include provisions entitling the state to receive a portion of the tribe’s gaming revenues. While tribal-state compacts are intended to document the agreement between the state and a tribe, these tribal-state compacts can be subject to disputes relative to permitted Class III gaming operations. Currently, we operate in three states where compacts significantly affect our business: Oklahoma, Washington and, to a lesser extent, California.

•                  Oklahoma.  In 2004, the Oklahoma Legislature authorized certain forms of gaming at racetracks and gaming at tribal facilities pursuant to tribal-state compacts. While the racetrack facilities can operate a limited number of instant and bonanza-style bingo games and electronic amusement games, the compacts between the Native American tribes and the state allow tribal facilities to include an unlimited number of electronic instant and bonanza-style bingo games, electronic amusement games and non-house-banked tournament card games. Vendors placing games at any of these facilities are required to gain state licensing approval as well as licensing approval from each individual tribe. Furthermore, all electronic games must receive certification from independent testing laboratories and are subject to technical specifications maintained by the Oklahoma Horse Racing Commission and the individual tribal gaming authorities.

•                  Washington.  Our activities in the State of Washington are governed pursuant to compacts between the state government and Native American tribes located in Washington. We offer a range of Class II and Class III player terminals to our customers in Washington that are operated in conjunction with local central determinant systems as described above. Compacts between the state and tribes are recognized by IGRA to permit Class III gaming.

•                  California.  Our activities in the State of California are governed pursuant to compacts between the state government and Native American tribes located in California. These compacts are recognized by IGRA and permit the tribes to offer both Class II and Class III gaming machines within their gaming facilities. We offer a range of Class II linked interactive electronic games as well as Class III gaming machines to our customers in California.

Charity Regulation.  We have historically supplied bingo games and systems to nonprofit organizations that operate these games for charitable, educational and other lawful purposes. Bingo for charity is not subject to a nationwide regulatory system, such as the system created by IGRA to regulate Native American gaming, and, as a result, regulation for this market is generally on a state-by-state basis, although in some cases it is regulated by county commissions or other local government authorities.

Internet and Online Gaming Regulation.  Several states have passed implementing legislation and/or regulations to allow certain intra-state, wager-based, online casino and/or lottery games, such as online poker, lottery ticket purchases or lottery ticket subscriptions. This is due, in part, to (a) a rule of construction contained within the Unlawful Internet gaming Enforcement Act (“UIGEA”) that limits and prevents UIGEA application from altering, limiting or extending any federal, state or tribal laws regulating gambling, (b) a definition within UIGEA that excludes certain intra-state, intra-tribal and interstate horseracing transactions from the phrase “unlawful Internet gambling,” provided certain threshold requirements are met, and (c) a memorandum dated September 20, 2011 and published by the United States Department of Justice, Criminal Division, in which the Department concludes, among other things, that the Federal Wire Act of 1961 (the “Wire Act”) does not apply to interstate transmissions of wire communications that do not relate to a sporting event or contest. To date, states such as Delaware, Georgia, Illinois, Michigan, Minnesota, Nevada, New Jersey, North Carolina and North Dakota have some form of internet or online gaming or lottery activities.

However, the legislative and regulatory environment surrounding online, wager-based games in the United States remains uncertain and complex, and it is unclear how the legislative and regulatory framework governing these activities will evolve in the future. Many states have yet to introduce or finalize regulations regarding the licensing and operational requirements regarding online, wager-based activity, including the licensing and technological requirements relating to the funding and processing of payments relating to online, wager-based casino and lottery games. In addition, the funding of online casino gaming activity is subject to the requirement of the UIGEA, which may prohibit or significantly impede the funding of online, wager-based gaming activity. There is also a possibility that the Wire Act is amended in the future to prevent or prohibit the use of Internet or mobile-based platforms regardless of the involvement of a sporting event or contest.

Financial Services Regulation

Our Payments business is also subject to a number of financial services regulations:

Durbin Amendment.  On June 29, 2011, the Federal Reserve Board issued a final rule establishing standards for debit card interchange fees, among other things, which took effect on October 1, 2011. This rule, Regulation II (Debit Card Interchange Fees and Routing) was promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as modified by the Durbin Amendment (the “Durbin Amendment”) and establishes, among other things, standards for assessing whether debit card interchange fees received by certain debit card issuers are reasonable and proportional to the costs incurred by issuers for electronic debit transactions. Debit card interchange fees are established by payment card networks and ultimately paid by merchants to debit card issuers for each debit transaction.

Anti-Money Laundering.  The USA PATRIOT Act of 2001 and its implementing federal regulations require us to establish and maintain an anti-money laundering program. Our anti-money laundering program includes: internal policies, procedures and controls designed to identify and report money laundering, a designated compliance officer, an ongoing employee training program, and an independent audit function to test the program. In addition, the cash access services that we provide are subject to record keeping and reporting obligations under the Bank Secrecy Act. Our gaming establishment customers are required to file a SAR with the U.S. Treasury Department’s Financial Crimes Enforcement Network to report any suspicious transactions relevant to a possible violation of law or regulation. We are also required to file a SAR where we provide our cash access services directly to patrons through satellite cages (“booths”) that we staff and operate. To be reportable, such a transaction must meet criteria that are designed to identify the hiding or disguising of funds derived from illegal activities. Our gaming establishment customers, in situations where our cash access services are provided through gaming establishment cashier personnel, and we, in situations where we provide our cash access services through a booth location, are required to file a CTR of each deposit, withdrawal, exchange of currency or other payment or transfer by, through or to us which involves a transaction in currency of more than $10,000 in a single day. Our QCP Web product can assist in identifying transactions that give rise to reporting obligations. When we issue or sell drafts for currency in amounts between $3,000 and $10,000, we maintain a record of information about the purchaser, such as the purchaser’s address and date of birth.

Fund Transfers.  Our POS debit card transactions and ATM services are subject to the Electronic Fund Transfer Act, which provides cardholders with rights with respect to electronic fund transfers, including the right to dispute unauthorized charges, charges that list the wrong date or amount, charges for goods and services that are not accepted or delivered as agreed, math errors and charges for which a cardholder asks for an explanation or written proof of transaction along with a claimed error or request for clarification. We believe the necessary policies and procedures have been implemented throughout our organization in order to comply with the regulatory requirements for fund transfers.

State Money Transmission Laws.  Most states in which we issue the negotiable instruments that are used to complete credit card cash access and POS debit card transactions or offer our online payment processing solution require us to have a money transmitter license.

Credit Reporting.  Our Central Credit gaming patron credit bureau services and check verification and warranty services are subject to the Fair Credit Reporting Act and the Fair and Accurate Credit Transactions Act of 2003 and their implementing rules, which require consumer credit bureaus, such as Central Credit, to provide credit report information to businesses only for certain purposes and to otherwise safeguard credit report information, to disclose to consumers their credit report on request, and to permit consumers to dispute and correct inaccurate or incomplete information in their credit report. These laws and rules also govern the information that may be contained in a consumer credit report. We continue to implement policies and procedures as well as adapt our business practices in order to comply with these laws and regulations. In addition to federal regulations, our Central Credit gaming patron credit bureau services are subject to the state credit reporting regulations that impose similar requirements to the Fair Credit Reporting Act and the Fair and Accurate Credit Transactions Act of 2003.

Debt Collection.  We currently outsource most of our debt collection efforts to third parties. However, we do engage in debt collection to collect on chargebacks on our cash access products and unpaid balances for services performed for our check services, Central Credit services, receivables relating to the sale and service of our fully integrated kiosks and jackpot kiosks, and other amounts owing to us in connection with performing various services for our customers. All such collection practices may be subject to the Fair Debt Collection Practices Act, which prohibits unfair, deceptive or abusive debt collection practices, as well as consumer-debt-collection laws and regulations adopted by the various states.

Privacy Regulations.  Our collection of information from patrons who use our financial products and services, such as our cash access services, are subject to the financial information privacy protection provisions of the Gramm-Leach-Bliley Act and its implementing federal regulations. We gather, as permitted by law, non-public, personally-identifiable financial information from patrons who use our cash access services, such as names, addresses, telephone numbers, bank and credit card account numbers and transaction information. The Gramm-Leach-Bliley Act requires us to safeguard and protect the privacy of such non-public personal information and also requires us to make disclosures to patrons regarding our privacy and information sharing policies and give patrons the opportunity to direct us not to disclose information about them to unaffiliated third parties in certain situations. We are also subject to state privacy regulations which, in some cases, may be even stricter than federal law. We continue to implement policies and programs as well as adapt our business practices in order to comply with federal and state privacy laws and regulations.

ATM Operations.  The Electronic Fund Transfer Act requires us to disclose certain notices regarding the fees that we charge for performing an ATM transaction as well as to incorporate such notices on the ATM screens to notify patrons of such fees prior to completing an ATM transaction. Our ATM services are also subject to applicable state banking regulations in each jurisdiction in which we operate ATMs which require, among other things, that we register with the state banking regulators as an operator of ATMs, that we provide gaming patrons with notices of the transaction fees assessed upon use of our ATMs, that our transaction fees do not exceed designated maximums, that we offer gaming patrons a means of resolving disputes with us, and that we comply with prescribed safety and security requirements. In addition, the ATMs that we operate are subject to requirements of the Americans with Disabilities Act, which in general require that ATMs be accessible to individuals with disabilities, such as visually-impaired persons.

Check Cashing.  In jurisdictions in which we serve as a check casher, we are required to be licensed by the applicable state banking regulator to operate as a check casher. Some states also impose restrictions on this activity, such as limits on the amounts of service fees that may be imposed on the cashing of certain types of checks, requirements as to records that must be kept with respect to dishonored checks and requirements as to the contents of receipts that must be delivered to gaming patrons at the time a check is cashed.

Network and Card Association Regulations.  In addition to the governmental regulation described above, some of our services are also subject to rules promulgated by various payment networks, EFT networks and card associations. For example, we must comply with the Payment Card Industry (“PCI”) Data Security Standard. We have been designated as a compliant service provider under the PCI Data Security Standard. We must be certified to maintain our status as a compliant service provider on an annual basis.

In addition, Europay, MasterCard and Visa jointly developed new card security features (“EMV”), designed to deter fraudulent card transactions related to identity theft, counterfeit cards and the misuse of lost or stolen cards via enhanced card authentication, transaction authorization and cardholder verification using chip-based smart-cards. EMV has been adopted in many regions of the world as the global standard for fraud deterrence in chip-based smart-card payments. The U.S. payments industry has until recently continued to rely on magnetic stripe cards instead of EMV-compliant chip-based cards. However, U.S. card issuers are beginning to offer EMV-capable chip-based smart-cards, and, beginning in October 2015, the network and card associations will begin shifting liability for fraudulent POS transactions generated through EMV-capable cards onto merchants whose devices are not capable of processing chip-based smart-card EMV transactions. The liability shift for ATM transactions onto merchants will begin in October 2016. This shifts the responsibility for chargebacks due to fraudulent transactions on such cards from the card issuer onto the merchant. As a merchant in connection with our cash access transactions processed through MasterCard and Visa, we must upgrade or replace our existing fleet of U.S.-based devices to accept the EMV standard. This requires us to upgrade the software on a significant portion of our currently deployed fleet of U.S.-based POS, kiosk and ATM devices. Additionally, we may have to replace a portion of our devices with newer devices equipped with the minimum hardware requirements to support EMV.

International Regulation

We are also subject to a variety of gaming and financial services regulations and other laws in the international markets in which we operate. We expect to become subject to additional gaming and financial services regulations and other laws in the jurisdictions into which we expand our operations. Our expansion into new markets is dependent upon our ability to comply with the regulatory regimes adopted by such jurisdictions. Difficulties in obtaining approvals, licenses or waivers from the gaming and monetary authorities, in addition to other potential regulatory and quasi-regulatory issues that we have not yet ascertained, may arise in other international jurisdictions into which we wish to enter.